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                               CELADON GROUP, INC.

                                                               EXHIBIT 21

                                  Subsidiaries

SUBSIDIARY NAME                                      INCORPORATION JURISDICTION
---------------                                      --------------------------
Celadon Trucking Services, Inc.                                 NJ

Celadon Real Estate Corp.                                       DE

Celadon Trucking Services
         of Indiana, Inc.                                       IN

Celadon Transportation, LLP                                     IN

Celadon Air Mexicana                                            MX

Celadon Acquisition Corp.                                       IN

Celadon Container Services, Inc.                                MI

Celadon Express, Inc.                                           DE

Celadon Logistics, Inc.                                         DE

Celadon/Jacky Maeder Company                                    NY

Celadon/Jacky Maeder (UK) Ltd.                                  UK

Cheetah Brokerage Co.                                           NE

Cheetah Transportation Co.                                      DE

International Freight Holding Corp.                             DE

JML Freight Forwarding, Inc.                                    NY

Randy Express, Ltd.                                             NY

Randy International (U.K.) Limited                              UK

RIL Acquisition Corp.                                           DE

RIL Group, Inc.                                                 DE

RIL, Inc.                                                       DE

Servicio de Transportacion Jaguar, S.A. de C.V.                 MX

Skymex, Inc.                                                    DE

Wellingmuft Holding Co.                                         NY

147-95 Farmers Blvd., Inc.                                      DE



                                       97







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